Exhibit 99.1

A. H. Belo Corporation Announces Second Quarter 2020 Financial Results

DALLAS –  A. H. Belo Corporation (NYSE: AHC) today reported a  second quarter 2020 net loss of $3.4 million, or $(0.16) per share.  In the second quarter of 2019,  the Company reported net income of $16.5 million, or $0.77 per fully diluted share. Second quarter 2019 net income was driven by a pretax gain of $25.9 million from the sale of real estate previously used as the Company’s headquarters, which for tax purposes is fully offset by net operating loss carryforwards.

For the second quarter of 2020, on a non-GAAP basis, A. H. Belo reported an operating loss adjusted for certain items (“adjusted operating income (loss)”) of $2.5 million,  a decline of $2.7 million when compared to adjusted operating income of $0.2 million reported in the second quarter of 2019.

Robert W. Decherd, chairman, president and Chief Executive Officer, said, “Given the many effects of the coronavirus pandemic, A. H. Belo has more than held its own during the first six months of 2020. Colleagues throughout the entire Company have made fast-paced, smart adjustments to how we publish content across platforms and deliver crucial news and information to the communities that rely on The Dallas Morning News. The leadership provided by Grant Moise, Katy Murray and their management teams has been exemplary. The Company's financial performance for the second quarter is in line with the revised 2020 Financial Plan reviewed with the Board in April and we are optimistic that revenue conditions can improve during the second half as we are presently projecting.”

A. H. Belo Corporation Announces Second Quarter 2020 Financial Results

July 27, 2020

Second Quarter Results

Total revenue was $35.4 million in the second quarter of 2020,  a decrease of $11.7 million or 24.8 percent when compared to the second quarter of 2019.

Revenue from advertising and marketing services, including print and digital revenues, was $15.6 million in the  second quarter of 2020,  a decrease of $9.7 million or 38.4 percent when compared to the $25.3 million reported for the second quarter of 2019.

Circulation revenue was $15.7 million, a decrease of $1.3 million or 7.6 percent when compared to the second quarter of 2019. The decline is primarily due to a decrease in home delivery and single copy volumes, partially offset by rate increases and an increase of $0.3 million or 24.1 percent in digital-only subscription revenue.

Printing, distribution and other revenue decreased $0.7 million, or 14.6 percent, to $4.1 million, primarily due to a reduction in brokered and commercial printing, partially offset by an increase in shared mail packaging revenue.

Total consolidated operating expense in the second quarter of 2020, on a GAAP basis, was $39.8 million, an increase of $15.5 million or 64.0 percent compared to the second quarter of 2019.  Excluding the 2019 gain of $25.9 million from the real estate sale,  operating expense improved $10.4 million. The improvement is primarily due to decreases of $2.8 million in employee compensation and benefits expense, $2.7 million in outside services expense, $1.8 million in newsprint, ink and other supplies expense, and $1.4 million in distribution expense.

In the second quarter of 2020, on a non-GAAP basis, adjusted operating expense was $38.9 million, an improvement of $11.2 million or 22.4 percent when compared to $50.1 million of adjusted operating expense in the second quarter of 2019. The improvement is primarily due to expense decreases in employee compensation and benefits,  newsprint expense, distribution expense, and reductions from continued management of discretionary spending.

A. H. Belo Corporation Announces Second Quarter 2020 Financial Results

July 27, 2020

As of June 30, 2020,  the Company had 769 employees, a decrease of 110 or 12.5 percent when compared to the prior year period. Cash and cash equivalents were $42.3 million and the Company had no debt.

A. H. Belo Corporation Announces Second Quarter 2020 Financial Results

July 27, 2020

Non-GAAP Financial Measures

Reconciliations of operating income (loss) to adjusted operating income (loss), total net operating revenue to adjusted operating revenue, and total operating costs and expense to adjusted operating expense are included in the exhibits to this release.

A. H. Belo Corporation Announces Second Quarter 2020 Financial Results

July 27, 2020

Financial Results Conference Call

A. H. Belo Corporation will conduct a conference call on Tuesday, July 28, 2020, at 9:00 a.m. CDT to discuss financial results. The conference call will be available via webcast by accessing the Company’s website at www.ahbelo.com/invest.  An archive of the webcast will be available at www.ahbelo.com in the Investor Relations section.

To access the listen-only conference call, dial 1-844-291-6358 and enter the following access code when prompted: 8250158.  A replay line will be available at 1-866-207-1041 from 12:00 p.m. CDT on July 28, 2020 until 11:59 p.m. CDT on August 3, 2020.  The access code for the replay is 8288468.

A. H. Belo Corporation Announces Second Quarter 2020 Financial Results

July 27, 2020

About A. H. Belo Corporation

A. H. Belo Corporation is the leading local news and information publishing company in Texas. The Company has commercial printing, distribution and direct mail capabilities, as well as a presence in emerging media and digital marketing. While focusing on extending the Company’s media platforms,  A. H. Belo delivers news and information in innovative ways to a broad range of audiences with diverse interests and lifestyles. For additional information, visit www.ahbelo.com or email invest@ahbelo.com.

Statements in this communication concerning A. H. Belo Corporation’s business outlook or future economic performance, revenues, expenses, and other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; consumers’ tastes; newsprint prices; program costs; labor relations; cybersecurity incidents; technological obsolescence; and the current and future impacts of the COVID-19 public health crisis. Among other risks, there can be no guarantee that the board of directors will approve a quarterly dividend in future quarters; as well as other risks described in the Company’s Annual Report on Form 10-K and in the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this filing, are not updated to reflect events or circumstances after the date of the statement.

A. H. Belo Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except share and per share amounts (unaudited)	2020	2019	2020	2019
Net Operating Revenue:
Advertising and marketing services	$15,591	$25,300	$34,918	$49,341
Circulation	15,723	17,013	32,137	34,286
Printing, distribution and other	4,101	4,802	8,703	10,077
Total net operating revenue	35,415	47,115	75,758	93,704
Operating Costs and Expense:
Employee compensation and benefits	16,997	19,828	36,013	40,952
Other production, distribution and operating costs	18,659	23,845	39,651	46,029
Newsprint, ink and other supplies	2,271	4,022	5,542	8,769
Depreciation	1,802	2,333	3,567	4,719
Amortization	64	140	128	216
Gain on sale/disposal of assets, net	—	(25,908)	(5)	(25,908)
Total operating costs and expense	39,793	24,260	84,896	74,777
Operating income (loss)	(4,378)	22,855	(9,138)	18,927
Other income, net	1,331	1,133	2,683	1,962
Income (Loss) Before Income Taxes	(3,047)	23,988	(6,455)	20,889
Income tax provision (benefit)	367	7,460	(1,420)	6,496
Net Income (Loss)	$(3,414)	$16,528	$(5,035)	$14,393

Per Share Basis
Net income (loss)
Basic and diluted	$(0.16)	$0.77	$(0.24)	$0.67
Number of common shares used in the per share calculation:
Basic and diluted	21,410,423	21,525,971	21,410,423	21,578,014

A. H. Belo Corporation and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,
In thousands (unaudited)	2020	2019
Assets
Current assets:
Cash and cash equivalents	$42,310	$48,626
Accounts receivable, net	13,019	18,441
Notes receivable	22,775	—
Other current assets	11,610	7,737
Total current assets	89,714	74,804
Property, plant and equipment, net	15,181	18,453
Operating lease right-of-use assets	21,871	21,371
Intangible assets, net	191	319
Deferred income taxes, net	22	50
Long-term note receivable	—	22,400
Other assets	3,627	3,648
Total assets	$130,606	$141,045
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,903	$6,103
Accrued compensation and other current liabilities	12,092	13,337
Contract liabilities	14,012	12,098
Total current liabilities	31,007	31,538
Long-term pension liabilities	20,275	23,039
Long-term operating lease liabilities	23,051	23,120
Other liabilities	5,702	5,611
Total liabilities	80,035	83,308
Total shareholders' equity	50,571	57,737
Total liabilities and shareholders’ equity	$130,606	$141,045

A. H. Belo Corporation - Non-GAAP Financial Measures

Reconciliation of Operating Income (Loss) to Adjusted Operating Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands (unaudited)	2020	2019	2020	2019
Total net operating revenue	$35,415	$47,115	$75,758	$93,704
Total operating costs and expense	39,793	24,260	84,896	74,777
Operating Income (Loss)	$(4,378)	$22,855	$(9,138)	$18,927

Total net operating revenue	$35,415	$47,115	$75,758	$93,704
Addback:
Advertising contra revenue	934	3,084	2,388	5,736
Circulation contra revenue	63	145	101	320
Adjusted Operating Revenue	$36,412	$50,344	$78,247	$99,760

Total operating costs and expense	$39,793	$24,260	$84,896	$74,777
Addback:
Advertising contra expense	934	3,084	2,388	5,736
Circulation contra expense	63	145	101	320
Less:
Depreciation	1,802	2,333	3,567	4,719
Amortization	64	140	128	216
Severance expense	17	800	203	1,401
Gain on sale/disposal of assets, net	—	(25,908)	(5)	(25,908)
Adjusted Operating Expense	$38,907	$50,124	$83,492	$100,405

Adjusted operating revenue	$36,412	$50,344	$78,247	$99,760
Adjusted operating expense	38,907	50,124	83,492	100,405
Adjusted Operating Income (Loss)	$(2,495)	$220	$(5,245)	$(645)

The Company calculates adjusted operating income (loss) by adjusting operating income (loss) to exclude depreciation, amortization, severance expense, (gain) loss on sale/disposal of assets, and asset impairments (“adjusted operating income (loss)”). The Company believes that inclusion of certain noncash expenses and other items in the results makes for more difficult comparisons between years and with peer group companies.

The Company adopted the new revenue guidance (Topic 606)  using the modified retrospective approach as of January 1, 2018. While the Company adjusts operating revenue and expense for non-GAAP presentation, these adjustments have no effect on adjusted operating income (loss).

Adjusted operating income (loss) is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management uses adjusted operating income (loss) and similar measures in internal analyses as supplemental measures of the Company’s financial performance, and for performance comparisons versus its peer group of companies. Management uses this non-GAAP financial measure for the purposes of evaluating consolidated Company performance. The Company therefore believes that the non-GAAP measure presented provides useful information to investors by allowing them to view the Company’s business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its business. Adjusted operating income (loss) should not be considered in isolation or as a substitute for net income (loss), cash flows provided by (used for) operating activities or other comparable measures prepared in accordance with GAAP. Additionally, this non-GAAP measure may not be comparable to similarly-titled measures of other companies.